UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2017

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Holger Way

San Jose, CA 95134-1376

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, on November 2, 2016, Brocade Communications Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Broadcom Limited (“Ultimate Parent”), Broadcom Corporation and Bobcat Merger Sub, Inc. (“Merger Sub”) providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Ultimate Parent. Under the terms of the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated, the parties have obtained affirmative approval or clearance required under the antitrust laws of the European Union, Japan and the People’s Republic of China, and the other closing conditions under the Merger Agreement have been satisfied or waived.

Also as previously reported, on November 30, 2016, each of the Company and Ultimate Parent filed a Premerger Notification and Report Form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice under the HSR Act, which commenced a waiting period under the HSR Act with respect to the Merger that was scheduled to expire at 11:59 p.m., Eastern Time, on December 30, 2016.

In consultation with both the FTC and the Company, Ultimate Parent voluntarily withdrew its Premerger Notification and Report Form effective December 30, 2016, and re-filed the same on January 4, 2017. The withdrawal and refiling are procedural steps that provide the FTC with additional time to complete its review of the proposed Merger. The waiting period under the HSR Act with respect to the Merger is now scheduled to expire at 11:59 p.m., Eastern Time, on February 3, 2017.

The Company continues to expect that the Merger will be consummated in the second half of its fiscal year 2017 (which begins on April 30, 2017 and ends on October 28, 2017), subject to the satisfaction or waiver of all closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: January 9, 2017	By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary